UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2019

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano,	Texas	75024	(972)	673-2000
(Address of principal executive offices)		(Zip code)	(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	DNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure

On September 24, 2019, Denbury Resources Inc. (the “Company”) posted an updated Investor Presentation titled “Corporate Presentation – September 2019” on the Company’s website in connection with the Company’s attendance today at the Johnson Rice 2019 Energy Conference. To access the presentation, investors should visit the investor relations section of the Company’s website at www.denbury.com.

Also, the Company today announced that due to power outages and flooding associated with Tropical Storm Imelda, certain of the Company’s producing fields around the Houston area (primarily Oyster Bayou and Conroe Fields), representing approximately 7,000 barrels of oil equivalent per day (BOE/d), have experienced downtime since September 19, 2019. While no significant damage has been reported at any of the fields, the Company estimates that production in these fields could remain curtailed for several more days and expects that full production should be restored by September 28, 2019. Based on the best available information, the Company currently estimates that third quarter 2019 production will be negatively impacted by 400 to 800 BOE/d due to this storm.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission, whether or not filed under the Securities Act of 1933, as amended, or the 1934 Act, regardless of any general incorporation language in any such document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: September 24, 2019	By:	/s/ James S. Matthews
James S. Matthews
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary